EXHIBIT 99.3

EMPIRE BANCORP, INC. 1707 VETERANS HIGHWAY ISLANDIA, NY 11749

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                                                                                                         E88875-S97267                     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMPIRE BANCORP, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.					For	Against	Abstain

1.	THE MERGER PROPOSAL. To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of October 24, 2019, by and among Empire Bancorp, Inc., Flushing Financial Corporation and Lighthouse Acquisition Co., Inc., as amended, and the transactions described therein, including the merger of Lighthouse Acquisition Co., Inc. with and into Empire Bancorp, Inc. (the “merger proposal”).				☐	☐	☐

2.	THE ADJOURNMENT PROPOSAL. To consider and vote on a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to permit further solicitation of proxies in favor of the merger proposal if there are not sufficient votes to approve it or for any other legally permissible purpose.				☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign.
If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and Telephone/Internet insert (Company supplied) are available at www.proxyvote.com.

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E88876-S97267

EMPIRE BANCORP, INC.

Special Meeting of Shareholders

February 27, 2020 1:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Douglas C. Manditch and John D. Caffrey, Jr., or any of them, with full power of substitution, to be my attorneys and proxies at the special meeting of shareholders of Empire Bancorp, Inc. to be held on February 27, 2020, at 1:00 PM, local time, at the Hyatt Regency Long Island, 1717 Motor Parkway, Hauppauge, New York 11788, and to represent and vote, as designated below, all of the shares of common stock held of record by me as of the record date for the special meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes full power and authority to act for and in my name at the special meeting and all adjournments thereof, if any, as follows:

If properly executed and returned to Empire Bancorp, Inc., this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each of the proposals. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the proxy statement of the board of directors relating to the special meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side